THE KUSHNER-LOCKE COMPANY
                     11601 Wilshire Boulevard, 21st Floor
                        Los Angeles, California 90025


June 8, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C 20549

Re:   The Kushner-Locke Company (Commission File No. 0-17295,
      Registration No. 333-72785

Dear Ladies and Gentlemen:

On behalf of The Kushner-Locke Company, a California corporation (the "Company"), I hereby request that the Securities and Exchange Commission (the "Commission") correct its records to reflect that the Registration Statement (Registration No. 333-72785) filed with the Commission by the Company on Friday, June 4, 1998 is a post-effective amendment filed pursuant to Rule 462(c). Unfortunately, the filing appears to have been mislabeled as a pre-effective amendment. Accordingly, we hereby request that the Registration Statement so filed be declared effective as of the date and time of filing.

Please do not hesitate to contact me at (310) 481-2016 if you have any questions or comments.

Very truly yours,


/s/ ROBERT SWAN
Robert Swan
Senior Vice President and Chief Financial Officer


cc: Letty Lynn
    Russ A. Cashdan, Esq.